Exhibit 10.4

PHANTOM STOCK UNIT AGREEMENT

UNDER THE

SECOND AMENDED AND RESTATED

TIDEWATER INC. PHANTOM STOCK PLAN

THIS AGREEMENT is entered into as of [—] by and between Tidewater Inc. (“Tidewater”) and the participant (the “Participant”).

WHEREAS, the Company maintains the Second Amended and Restated Tidewater Inc. Phantom Stock Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of Tidewater (the “Committee”) may grant awards of phantom stock units (the “Phantom Stock Units”) to certain officers and key employees of the Company as the Committee may determine, subject to terms, conditions or restrictions as it may deem appropriate;

WHEREAS, the Committee has awarded to the Participant a grant of Phantom Stock Units as described in this Agreement and in the Plan; and

WHEREAS, on [—], the Company provided the Participant with a written notice of his or her grant of Phantom Stock Units (the “Term Sheet”), which is incorporated by reference into this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, it is hereby agreed as follows:

1. Grant of Phantom Stock Units. Effective [—], the Company hereby grants to the Participant an Award consisting of the total number of Phantom Stock Units specified on the Term Sheet (the “PSUs”), subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement. The Participant shall also be entitled to receive Dividend Equivalents on the PSUs, which shall be paid to the Participant at the same time as the related dividend or distribution is paid on Common Stock, but no later than March 15 of the year following the year in which the record date for the related dividend or distribution occurs. The definition of all capitalized terms used in this Agreement and not otherwise defined herein shall be as provided in the Plan.

2. Vesting and Payment.

2.1 The PSUs shall vest in installments as follows, provided that the Participant remains employed by the Company on the applicable vesting date:

Percentage	Vesting Date

one-third	[—]

one-third	[—]

one-third	[—]

If the employment of the Participant terminates for any reason other than as provided in Section 2.2, any PSUs that have not vested will be immediately forfeited unless such termination is, in effect, a transfer of employment from one entity to another within the Company.

2.2 To the extent the PSUs have not otherwise become vested in accordance with the Plan or this Agreement, the PSUs shall vest in full upon the death of the Participant or upon his or her termination of employment due to disability (as determined by the Committee in accordance with Section 409A of the Code). In the event the Participant retires on or after age 62 with five or more years of service with the Company, the Committee, in its discretion, may accelerate the vesting of any unvested PSUs, in whole or in part, with such vesting subject to any restrictions that the Committee elects to impose (including, but not limited to, post-employment restrictive covenants such as non-competition, non-solicitation, and/or non-disclosure provisions).

2.3 In the event of a change of control of the Company that qualifies as a “change in control event” for purposes of Section 409A of the Code, any unvested PSUs shall become fully vested and pay out at the effective time of such event.

2.4 Notwithstanding anything in this Agreement to the contrary, the Committee may declare the PSUs fully vested at any time in its discretion. Subject to Section 2.5, once vested, the PSUs shall be paid out as provided in the Plan.

2.5 Notwithstanding any provision of this Agreement to the contrary, if the Participant is a “specified employee” at the time of his or her “separation from service” from the Company (as such terms are used in Section 409A of the Code), no payment to which he or she becomes entitled under this Agreement as a result of his or her termination of employment shall be made or paid to him or her prior to the earlier of (a) the first day of the seventh month following the date of separation from service or (b) the date of his or her death or disability, but only to the extent that such a delay in payment is required in order to avoid a prohibited distribution under Section 409A of the Code. Upon the expiration of the applicable Section 409A(a)(2) deferral period, all payments deferred under this Section 2.5 will be paid in a lump sum to the Participant.

3. Employee Data Privacy; Electronic Delivery and Execution of Documents.

3.1 As a condition of the grant of the PSUs, the Participant consents to the collection, use, and transfer of personal data as described in this paragraph. The Participant understands that the Company holds certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all phantom stock units or any other entitlement to incentives awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Participant further understands that Tidewater and its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that Tidewater and any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in Australia, Brazil, Dubai, Mexico, Norway, Singapore, the United Kingdom, the United States or elsewhere. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering, and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom proceeds from the PSUs may be deposited, of such Data as may be required for the administration of the Plan. The Participant understands that he or she may, at any time, view Data, require any necessary amendments to Data or withdraw the consents provided in this Agreement in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect the Participant’s ability to exercise or realize benefits from the PSUs.

3.2 The Company may, in its sole discretion, deliver any documents related to the Participant’s current or future participation in the Plan or any other equity compensation plan of the Company by electronic means or request the Participant’s consent to the terms of an award by electronic means. Such documents may, but do not necessarily, include any plan, plan prospectus or grant notice, this Agreement and any reports of Tidewater provided generally to Tidewater’s stockholders. In addition, the Participant may deliver any grant notice or award agreement to the Company or to any third party involved in administering the applicable plan as the Company may designate from time to time. By accepting the terms of this Agreement, the Participant also hereby consents to participate in such plans and to execute agreements setting forth the terms of participation through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant acknowledges that he or she has read this Section 3.2 and consents to the electronic delivery and electronic execution of plan documents as described herein. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.

4. Recovery Right of Tidewater. Tidewater has the right to recover any amounts paid to the Participant under the Plan and this Agreement if (a) the grant, vesting, or value of his or her Award was based on the achievement of financial results that were subsequently the subject of a restatement; (b) the Participant is subject to Tidewater’s Executive Compensation Recovery Policy; (c) the Participant engaged in intentional misconduct that caused or partially caused the need for the restatement; and (d) the effect of the restatement was to decrease the financial results such that the Award would not have been earned or would have had a lesser value. The Participant accepts this Award and the PSUs subject to such recovery rights of Tidewater and, in the event Tidewater exercises such rights, any unvested or unpaid amounts shall be forfeited immediately and the Participant shall pay to Tidewater, without interest, all cash, securities, or other assets received by the Participant upon any payout of this Award. Tidewater may, if it chooses, effect such recovery by withholding from other amounts due to the Participant by the Company.

5. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, the Participant and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

6. Notices. The Company’s address for receipt of notices related to this Agreement is its principal executive offices as disclosed in its filings with the Securities and Exchange Commission, addressed to the Office of General Counsel. The Participant agrees that his or her address for receipt of notices related to this Agreement is the most recent address that he or she provided to the Company’s human resources department.

7. Entire Agreement. The Plan and this Agreement (including the Term Sheet) constitute the entire agreement between the parties with respect to the subject matter contained in this Agreement. This Agreement may not be modified without the approval of the Committee or the CEO, as applicable, and the Participant, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this Agreement made prior to the execution of this Agreement shall be void and ineffective for all purposes.

* * * * * * * * * * * * *

By clicking the “Accept” button, the Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

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